Exhibit 10.1

Form of Amendment to Robert R. Hill, Jr. and John C. Pollok and Joe E. Burns Supplemental Executive Retirement Agreements

AMENDMENT

TO THE

SOUTH CAROLINA BANK AND TRUST, NATIONAL ASSOCIATION

AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE

RETIREMENT AGREEMENT

DATED NOVEMBER 1, 2006

FOR

THIS AMENDMENT is adopted this 30th day of December, 2008, by and between SCBT, N.A., formerly known as South Carolina Bank and Trust, National Association, a national bank located in Orangeburg, South Carolina (the “Bank”), and                                  (the “Executive”).

The Bank and the Executive executed the Amended and Restated Supplemental Executive Retirement Agreement effective as of November 1, 2006 (the “Agreement”).

Pursuant to Section 8.1 of the Agreement, the undersigned hereby amend the Agreement for the purpose of amending Section 8.2 regarding termination of the Agreement.  Therefore, the following changes shall be made:

Section 8.2 of the Agreement shall be deleted in its entirety and replaced by the following:

8.2                                 Plan Termination Generally.  The Bank may unilaterally terminate this Agreement at any time.  The benefit shall be the amount accrued by the Bank with respect to the Bank’s obligations hereunder.  Except as provided in Section 8.3, upon the termination of this Agreement, the Bank shall distribute such benefits owed under this Agreement to the Executive in a lump sum within thirty (30) days after such termination.

(italics added to highlight added language)

All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS OF THE ABOVE, the Bank and the Executive hereby consent to this Amendment.

Executive:

SCBT, N.A.

By
Title: Secretary